                            CERTIFICATE OF AMENDMENT
                                       OF
                                     BYLAWS

            The undersigned, being the duly elected President and Secretary, and a majority of the members of the Board of Directors of KALAMA FOREIGN SALES CORPORATION (formerly KFS Corporation), a Guam corporation, do hereby certify that the annexed First Amended Bylaws were duly approved by the unanimous consent of the Board of Directors and the written assent of more than two-thirds (2/3) of the stockholders representing all of the subscribed capital stock of the Corporation.

            The undersigned, do hereby further certify that the same is correct and that said amendment does not affect adversely or otherwise any rights or actions which have or might have accrued to others between the time of filing the original Bylaws and the filing of these First Amended Bylaws.

            DATED this 31st day of January, 1989.

                                    /s/ Ted W. Palmer
                                    --------------------------------
                                    TED W. PALMER
                                    President

                                    /s/ William C. Williams
                                    --------------------------------
                                    WILLIAM C. WILLIAMS
                                    Secretary

APPROVED:

/s/ Ted W. Palmer
--------------------------------
TED W. PALMER
Director

/s/ L.C. Macomber
--------------------------------
L. C. MACOMBER
Director

/s/ William C. Williams
--------------------------------
WILLIAM C. WILLIAMS

Director

                                     BYLAWS
                                       OF
                        KALAMA FOREIGN SALES CORPORATION
                           (formerly KFS Corporation)


                                    ARTICLE I
                             PRINCIPAL OFFICE; SEAL

            SECTION 1.1 Principal Office. The principal office of the corporation shall be at Agana, Guam, or at such other location within the Territory of Guam as the Board of Directors shall determine. A set of the permanent books of account of the corporation shall be at all times maintained in the principal office of the corporation. The corporation may have such other offices within or without the Territory of Guam as the Board of Directors shall determine.

            SECTION 1.2 Place of Meetings. All meetings of the stockholders shall be held at the principal office of the corporation, unless some other place where such principal office is located is stated in the call or notice for such meeting. All meetings of the Board of Directors shall be held outside the United States at such place stated in the call or notice for such meeting (for purposes of these Bylaws the Territory of Guam shall not be considered as part of the United States); provided, however, if this corporation makes an election to be treated as a small ESC pursuant to the applicable provisions of Section 922(b)(1) of the U.S. Internal Revenue Code of 1954, as amended, or any successor statute, then, so long as such election is in effect, meetings of the Board of Directors need not be held outside the United States.

            SECTION 1.3 Seal. The corporation shall have a corporate seal (and one or more duplicates thereof) of such form and device as the Board of Directors shall determine.

                                   ARTICLE II
                                  STOCKHOLDERS

            SECTION 2.1 Annual Meetings. The annual meeting of the stockholders shall be held on such day following the end of the fiscal year of the corporation as the Board of Directors or the President may determine, or if no such day is designated by the end of the third month, on the fourth Thursday of the fourth month following the close of the fiscal year.

            SECTION 2.2 Special Meetings. Special meetings of the stockholders may be held at any time upon the call of the President, or upon the call of any two directors, or upon the written request of a stockholder or stockholders owning not less than one-fourth (25%) of the issued and outstanding capital stock. Upon receipt of such call or written request, the Secretary shall send out notices of the meeting to all stockholders. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all stockholders participating in the meeting can hear one another, and all such stockholders shall be deemed to be present in person at the meeting.

            SECTION 2.3 Notice of Meetings. A written or printed notice of every meeting of stockholders, stating whether it is an annual or a special meeting, the authority for the call of the meeting, the place, day, and hour thereof, and the purpose therefor, shall be given by the Secretary or by the person or persons calling the meeting, at least ten (10) days before the day set for such meeting. Such notice shall be delivered personally to each stockholder in Guam and shall be given to each other stockholder in any of the following ways: (a) by leaving the same with the stockholder personally, (b) by leaving the same at the residence or usual place of business of such stockholder, or (c) by mailing the same, registered, postage prepaid and addressed to such stockholder at the address that appears on the transfer books of the corporation. If notice is given pursuant to the provisions of this Section, the failure of any stockholder to receive actual notice of meeting shall in no way invalidate the meeting or any proceedings thereat. Unless all stockholders are served personally with any notice of a meeting or other action to which the notice applies, a copy of such notice shall be posted for not less than three (3) weeks immediately prior to the day assigned for the meeting or other action in three (3) public places in the place where the principal office of the corporation is located.

            SECTION 2.4 Notice Unnecessary. Any stockholder may, prior to, at the meeting, or subsequent thereto, waive notice of any meeting in writing, signed by such stockholder or its duly authorized attorney in fact. At any meeting, the presence of any stockholder or its representation by proxy shall be equivalent of the waiver of the giving of notice of said meeting to such stockholder.

            SECTION 2.5 Consent of Stockholders in Lieu of Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action permitted by the laws of the Territory of Guam, the meeting and vote of stockholders may be dispensed with if all of the stockholders entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

            SECTION 2.6 Quorum and Voting. At any meeting, the presence in person or by proxy of stockholders owning a majority of all of the shares of stock issued and outstanding and entitled to vote at said meeting shall constitute a quorum. The action of the holders of a majority of the shares of stock present or represented at any meeting at which a quorum is present, shall be valid and binding upon the corporation and its stockholders, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. A quorum, once established, shall not be broken by the absence or withdrawal of one or more stockholders before the meeting is adjourned.

            SECTION 2.7 Voting, Proxies. At any meeting of the stockholders, each stockholder, except where otherwise provided by the clauses and terms applicable to the stock held by such stockholder, shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder or its duly authorized attorney and filed with the Secretary, and shall have one vote for each share of voting stock registered in its name on the record date.

            (a) The record date for determining stockholders entitled to vote at a meeting of stockholders shall be the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

            (b) The record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given; or (ii) when prior action of the Board has been taken, shall be at the close of business on that day on which the Board adopts the resolution relating to that action.

            (c) No proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed five (5) years from the date of its execution. All proxies must be executed in accordance with all provisions of the Civil Code of Guam.

            (d) When voting stock is transferred into the name of a pledgee under a pledge agreement, the pledgor shall have the right to vote such stock unless prior to the meeting the pledgee or its authorized representative shall file with the Secretary written authorization from the pledgor authorizing such pledgee to vote such stock. An executor, administrator, personal representative, guardian or trustee may vote stock of the corporation held in such capacity at all meetings, in person or by proxy, whether or not such stock shall have been transferred into its name on the books of the corporation, but if such stock shall not have been so transferred, it shall, if requested as a prerequisite to so voting, file with the Secretary a certified copy of its letters as such executor, administrator, personal representative or guardian, or evidence of its appointment or authority as such trustee. If there are two or more executors, administrators, personal representatives, guardians or trustees, any one of them may vote the stock in person or by proxy. The instrument appointing a proxy shall be signed by the appointer, or if such appointer is a corporation, by the proper officer thereof. Minor variations between such signature and the name of the appointer as it appears upon the stock books of the corporation (or in the case of a corporation, failure to affix the corporate seal) shall not invalidate the proxy. If a proxy is appointed by cable or radiogram, the typewritten signature of the appointer shall be sufficient.

            SECTION 2.8 Adjournment. Any meeting of the stockholders, whether annual or special, may be adjourned from time to time by the chairman thereof, whether a quorum be present or not, without notice other than the announcement at the meeting. Such adjournment may be to such time and to such place as shall be determined by a majority vote of the shares of stock present or represented by proxy. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted by a quorum at the original meeting as originally called.

                                   ARTICLE III
                               BOARD OF DIRECTORS

            SECTION 3.1 Number, Qualifications and Election. There shall be a Board of Directors comprised of not less than three (3) nor more than seven (7) members. At least one (1) member of the Board of Directors shall at all times be a person who is not a resident of the United States (for purposes of these Bylaws, the Territory of Guam shall not be a part of the United States). The authorized number of directors shall be three (3) until changed by an amendment by the vote or written assent of the owners of a majority of the paid up voting capital stock of the corporation. Each director shall hold office until the next annual meeting and thereafter until a successor is duly elected or appointed and qualified.

            SECTION 3.2 Removal of Directors. Any director may be removed from office with or without cause at any time and another person may be elected to serve for the remainder of such director's term at any special meeting of stockholders, called for that purpose, by the affirmative vote of the holders of two-thirds of all of the paid up capital stock of the corporation outstanding and entitled to vote. In case any vacancy so created shall not be filled by the stockholders at such meeting, such vacancy may be filled by the Board of Directors.

            SECTION 3.3 Chairman. The Board may appoint from among its members a Chairman who shall preside at all meetings, and serve during the pleasure of the Board, and perform such other duties as may be assigned to the Chairman by the Articles of Incorporation, these Bylaws, or by the Board.

            SECTION 3.4 Registration, Meetings, Notice.

            (a) Each director shall, upon election to such office, register with the corporation his or her mailing address.

            (b) The Board of Directors shall, without any notice being given, hold a meeting for the purpose of organization as soon as may be practicable after each annual meeting of stockholders.

            (c) The Board of Directors may schedule regular meetings of the Board to be held at a stated time and place; no notice, written or otherwise, of such meeting shall be required. The Board may alter the time and place for such regular meetings from time to time.

            (d) Special meetings of the Board of Directors may be called by either the Chairman of the Board, or the President, or any two (2) directors.

            (e) The Secretary or an Assistant Secretary shall give notice of every special meeting of the Board of Directors orally or by cabling or delivering a copy of the same to each director at his or her registered mailing address, not less than five (5) days prior to any such meeting. Any director may, orally or in writing, waive notice of any meeting. The presence of a director at any meeting shall constitute a waiver of notice for such meeting.

            (f) Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be in person at the meeting.

            (g) All meetings, regular or special, shall be held at such place as the Board of Directors shall determine in the Territory of Guam or otherwise outside the United States (for purposes of these Bylaws, the Territory of Guam shall not be considered a part of the United States); provided, however, if this corporation makes an election to be treated as a small FSC pursuant to the applicable provisions of Section 922(b)(1) of the U.S. Internal Revenue Code of 1954, as amended, or any successor statute, then, so long as such election is in effect, meetings of the Board of Directors need not be held outside the United States.

            SECTION 3.5 Action by Consent. Any action by the Board of Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the meetings of the Board of Directors. Such consent shall be treated as a vote of the Board of Directors for all purposes.

            SECTION 3.6 Quorum and Voting. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of any business. Any act or business must receive the approval of a majority of such quorum. A quorum, once established, shall not be broken by the absence or withdrawal of one or more directors before the meeting is adjourned. In the absence of a quorum, the Chairman or a majority of the directors present may adjourn the meeting from time to time without further notice until a quorum shall be had.

            SECTION 3.7 Permanent Vacancies; Designated Successor Directors. If any permanent vacancy shall occur in the Board of Directors through death, resignation, removal, or other cause, the remaining directors, by the affirmative vote of a majority of all remaining members of the Board, whether constituting a majority or a minority of the whole Board, may by the affirmative vote of a majority of such remaining directors, elect a successor director to hold office for the unexpired portion of the term of the vacant director. In order to prevent vacancies in the Board, particularly vacancies in the directorship held by the United States nonresident, the Board may, by affirmative vote of a majority of the Board prior to the occurrence of any event which otherwise would result in a permanent vacancy in the Board, elect one or more persons to serve as a designated successor director for a specifically named director who is holding office as of the date of election of the designated successor director, and the person for whom the designated successor director shall act as a replacement shall be specified at the time of election of the designated successor director. The designated successor director shall not be considered to be a member of the Board for any purpose until the occurrence of an event which would, but for the prior election of the designated successor director, have resulted in a permanent vacancy and shall contemporaneously with the occurrence of such event assume office and be for all purposes a member of the Board for the unexpired portion of the term of the person for whom the successor director replaces.

            SECTION 3.8 Temporary Vacancies, Substitute Directors. If any temporary vacancy shall occur in the Board of Directors through the sickness or disability of any director, the remaining directors, whether constituting a majority or a minority of the whole Board, may by the affirmative vote of a majority of such remaining directors appoint some person as a substitute director, who shall be a director during such sickness or disability and until such director shall return to duty or the office of such director shall become permanently vacant. No temporary vacancy shall be deemed to exist until such vacancy is specifically declared to exist by the remaining directors.

            SECTION 3.9 Expenses and Fees. Directors' fees may be allowed by the Board for attendance of Board meetings and meetings of any committee created by the Board. Any director may serve the corporation in any other capacity and receive compensation therefor.

            SECTION 3.10 Executive Committee. The Board of Directors may appoint an Executive Committee, consisting of such members of the Board of Directors as it may determine from time to time. The Executive Committee may make its own rules of procedure and shall have and may exercise any and all of the powers of the Board of Directors while the Board is not in session in all matters which specific direction shall not have been given by the Board other than the power to declare and fix the rate of dividends, and the power to fill vacancies on the Board, subject to any limitations the Board may prescribe. A Secretary or an Assistant Secretary (who need not be a member of the Committee) designated by the Committee shall keep a record of all meetings and proceedings. All action taken shall be reported to revision or alteration by the Board if no rights of third parties shall be affected by any such revision or alteration. The affirmative vote of the majority of said Committee present at the time of the meeting shall be necessary to any action. The compensation of the members of the Committee shall be such as shall be fixed from time to time by the Board of Directors. Regular meetings shall be held at such time as shall be determined from time to time by resolution of the Committee. Special meetings may be held at the call of the Chairman and on the request of any member of said Committee. Notice of the time and place of all meetings shall be given by the secretary or an assistant secretary of the Committee to each member but the failure of any member to receive actual notice of any meeting shall not invalidate the proceedings of such meeting.

                                   ARTICLE IV
                        OFFICERS, MANAGEMENT, AND AUDITOR

            SECTION 4.1 Appointment, Term, Removal. The officers of the corporation shall be a President, one or more Vice Presidents, one of whom may be designated as Executive Vice President and one of whom may be designated as Financial Vice President, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers, with such duties, as the Board of Directors shall from time to time determine. All officers shall be elected by the Board of Directors to serve until their respective successors have been elected. Any officer shall be subject to removal at any time, with or without cause, by the affirmative vote of the majority of the whole Board. One person may hold more than one office so long as there are at least two (2) persons as officers of the corporation. The Board of Directors may appoint acting or temporary officers, and may appoint officers to fill vacancies occurring for any reason whatsoever, and may, from time to time, limit or enlarge the duties and powers of any officer appointed by it.

            SECTION 4.2 Compensation. Officers shall be compensated as determined by resolutions of the Board of Directors. Any compensation payment or portion thereof made to any officer which is finally determined to be a nondeductible expense of the corporation for federal income tax purposes as not constituting a reasonable allowance, shall be reimbursed to the corporation by the officer within thirty (30) days after the corporation has notified such officer of the finally determined disallowed amount. It shall be the duty of the directors, as a board, to enforce payment of any amount finally determined to be disallowed.

            SECTION 4.3 The President. The President shall be the chief executive officer of the corporation and shall preside at all meetings of the stockholders. In the absence of the Chairman of the Board of Directors, or if no Chairman of the Board of Directors shall have been appointed, the President shall preside at all meetings of the Board of Directors. The President may call special meetings of stockholders at his or her discretion and shall call annual meetings of stockholders, as provided by these Bylaws. Subject to the directions and control of the Board of Directors, the President shall:

            (a) have the general management, supervision, and control of all of the property, business, and affairs of the corporation, prescribe the duties of the managers of all branch offices, and exercise such other powers as the Board may from time to time confer upon; and

            (b) appoint heads of departments, and generally control the engagement, government, and discharge of all employees of the corporation, and fix their duties and compensation.

The President shall at all times keep the Board of Directors fully advised as to all of the corporation's business.

            SECTION 4.4 The Vice President or Vice Presidents. The Vice President or Vice Presidents shall, in such order as the Board of Directors shall determine, perform all of the duties and exercise all of the powers of the President provided by these Bylaws or otherwise, during the absence or disability of the President or whenever the office of President shall be vacant, and shall perform all other duties assigned by the Board of Directors or the President. The Board of Directors may designate one of the Vice Presidents as Executive Vice President, and the Vice President so designated shall be first in order to perform the duties and exercise the power of the President in the absence of that officer.

            SECTION 4.5 The Secretary. The Secretary shall attend all meetings of the stockholders and shall record the proceedings thereof in the minute book or books of the corporation. The Secretary shall give notice, in conformity with these Bylaws, of meetings of stockholders and, where acquired, of the Board of Direc-tors. The Secretary shall be responsible for the keeping of the stock books, stock transfer books and stock ledger of the corporation. The Secretary shall perform all other duties incident to the office or which may be assigned by the Board of Directors or the President. Duties of the Secretary may, from time to time, be delegated by the Board of Directors to one or more Assistant Secretaries.

            SECTION 4.6 The Treasurer. The Treasurer shall have custody of all of the funds, notes, bonds and other evidences of property of the corporation. The Treasurer shall deposit or cause to be deposited in the name of the corporation all monies or other valuable effects in such banks, trust companies or other depositories as shall from time to time be designated by the Board of Directors. The Treasurer shall make such disbursements as the regular course of the business of the corporation may require or the Board of Directors may order. The Treasurer shall perform all other duties incident to the office or which may be assigned by the President or the Board of Directors.

            SECTION 4.7 Assistant Secretary and Assistant Treasurer. The Assistant Secretary or Assistant Secretaries and Assistant Treasurer or Assistant Treasurers, if appointed, shall, in such order as the Board of Directors may determine, perform all of the duties and exercise all of the powers of the Secretary and Treasurer, respectively, during the unavailability, absence or disability of, and in the event of a vacancy in the office of the Secretary or Treasurer, respectively and shall perform all of the duties assigned to or them by the President, the Treasurer in the case of Assistant Treasurers, or the Board of Directors.

            SECTION 4.8 Absence of Officers. In the absence or disability of the President and Vice President, or Vice Presidents if more than one, the duties of the President (other than the calling of meetings of the stockholders and the Board of Directors) shall be performed by such persons as may be designated for such purpose by the Board of Directors. In the absence or disability of the Secretary and of the Assistant Secretary, or Assistant Secretaries if more than one, or of the Treasurer and the Assistant Treasurer, or Assistant Treasurers if more than one, the duties of the Secretary or of the Treasurer, as the case may be, shall be performed by such person or persons as may be designated for such purpose by the Board of Directors.

                                    ARTICLE V
                            EXECUTION OF INSTRUMENTS

            SECTION 5.1 Proper Officers. Except as hereinafter provided, or as required by law, all checks, drafts, notes, bonds, acceptances, deeds, leases, contracts, bills of exchange, orders for the payment of money, licenses, endorsements, stock powers, powers of attorney, proxies, waivers, consents, returns, reports, applications, notices, mortgages and other instruments or writings of any nature which require execution on behalf of the corporation, shall be signed by any one of the following who are duly authorized by the Board of Directors through proper corporate resolution: the President, a Vice President, the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer. The Board of Directors may from time to time authorize any such documents, instruments or writings to be signed by such officers, agents or employees of the corporation, or any one of them, in such manner as the Board of Directors may determine.

            SECTION 5.2 Facsimile Signatures. The Board of Directors may, from time to time, by resolution provide for the execution of any corporate instrument or document, including, but not limited to checks, warrants, drafts and other orders for the payment of money, by a mechanical device or machine or by the use of facsimile signatures under such terms and conditions as shall be set forth in any such resolution.

                                   ARTICLE VI
                       VOTING OF STOCK BY THE CORPORATION

            Where the corporation owns, holds or represents under power of attorney, by proxy or in any other representative capacity, shares of capital stock of any corporation or shares or interests in business trusts, partnerships or other associations, such shares or interests shall be represented or voted in person or by proxy by (a) the President, or (b) in the President's absence, by the Vice President, or if there be more than one Vice President present, then by such Vice President as the

Board of Directors shall have designated as Executive Vice President, or failing any such designation, by any Vice President, or (c) in the absence of any Vice President, by the Treasurer. But any person specifically appointed by the Board of Directors for said purpose shall have the right and authority to represent and vote such shares or interests with precedence over all of the above named.

                                   ARTICLE VII
                                  CAPITAL STOCK

            SECTION 7.1 Certificates of Stock. The certificates of stock of each class shall be in such form and of such device as the Board of Directors may from time to time determine. They shall be signed by (a) the President or a Vice President and (b) the Treasurer or the Secretary, or an Assistant Treasurer or Assistant Secretary, and shall bear the corporate seal; but the Board of Directors may provide that any certificate which shall be signed by a transfer agent or by a registrar may be sealed with only the facsimile seal of the corporation and may be signed with only the facsimile signatures of the officers above designated. In case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer before such certificate is issued, such certificate may, nevertheless, be issued with the same effect as if such officer had not ceased to be such at the date of its issue. Certificates shall not be issued for, nor shall there be registered any transfer of any fraction of a share; provided, however, that the corporation shall agree to purchase such fraction at its fair value, as determined by the Board of Directors in its sole discretion, and such determination of fair value shall be conclusive in the absence of fraud. If fractional parts of or interests in any share shall result in any manner from any action by the stockholders or directors of the corporation, the Treasurer may sell the aggregate of such fractional interests under such reasonable terms and conditions as the Treasurer shall determine, subject to the control of the Board of Directors, and distribute the proceeds thereof to the person or persons entitled thereto.

            SECTION 7.2 Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of its capital stock as the absolute owner thereof for all purposes, and shall not be required to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the corporation shall have notice of said claim or interest.

            SECTION 7.3 Transfer of Stock. Transfer of stock may be made in any manner permitted by law, but no transfer shall be valid, except between the parties thereto, until the transfer shall have been recorded on the books of the corporation, and a new certificate issued. No transfer shall be entered in the stock books of the corporation, nor shall any new certificate be issued until the old certificate, properly endorsed, is surrendered and canceled.

            SECTION 7.4 Closing of Transfer Books. The Board of Directors shall have power for any corporate purpose from time to time to close the stock transfer books of the corporation for a period not exceeding thirty (30) consecutive business days. But in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix a record date for the payment of any dividend or for the allotment of rights or for the effective date of any change, conversion or exchange of capital stock or in connection with obtaining the consent of stockholders in any matter requiring their consent or for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, and in any such case, only such stockholders as shall be stockholders of record on the record date so fixed shall be entitled to the rights, benefits and privileges incident to ownership of the shares of stock for which such record date has been fixed, notwithstanding any transfer of stock on the books of the corporation after such record date.

            SECTION 7.5 Lost Certificates. The Board of Directors may, subject to such rules and regulations as it may adopt from time to time, order a new certificate or certificates of stock to be issued in the place of any certificate or certificates of stock alleged to have been lost or destroyed, but in every such case the owner of the lost or destroyed certificate or certificates shall be required to file with the Board of Directors sworn evidence showing the facts connected with such loss or destruction. The Board of Directors may further require that a notice or notices shall be published not less than once each week for three (3) consecutive weeks, or for such other length of time as the Board of Directors may provide in any special case in one or more newspapers of general circulation, which notice shall describe the lost or destroyed certificate, seek its recovery, and warn all persons against negotiating, transferring or accepting the same. Unless the Board of Directors shall otherwise direct, the owner of the lost or destroyed certificate shall be required to give to the corporation a bond or undertaking in such sum, in such form, and with such surety or sureties as the Board of Directors may approve, to indemnify the corporation against any loss, damage, or liability that the corporation may incur by reason of the issuance of a new certificate or certificates. Nothing contained in this section shall impair the right of the Board of Directors, in its discretion, to refuse to replace any allegedly lost or destroyed certificate, save upon order of the court having jurisdiction in the matter.

            SECTION 7.6 Restrictions on Transfer of Shares. When, and only when, according to the books of the corporation the shares of the capital stock of the corporation are held by more than one stockholder, the following provisions shall apply:

            (a) Whenever any stockholder desires to sell, transfer or otherwise dispose of all or any part of the shares of stock of the corporation which the stockholder then owns, such stockholder shall deliver written notice thereof to the corporation, specifying the number of shares which such stockholder wishes to dispose of. Upon delivery of such written notice, the corporation shall have the first option to buy, and the stockholder shall sell to the corporation, all of the shares owned by the stockholder which are specified in the said written notice at a price equal to the aggregate book value of such shares as of the end of the calendar month preceding the date of delivery to the corporation of said written notice. The corporation may pay for such shares either in a lump sum within thirty (30) days following the date said written notice is received by it or in ten (10) equal monthly installments of principal commencing thirty (30) days following the date said written notice is received by it, with interest on the unpaid balance of


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

such installments at the rate of seven percent (7%) per annum, all of which interest shall be payable with the final installment of principal.

            (b) Upon the death of any stockholder, the corporation shall have the first option to buy, and the executor, administrator or personal representative of the stockholder shall sell to the corporation, all of the shares of stock of the corporation owned by the stockholder at the time of the stockholder's death, at a price equal to the aggregate book value of such shares as of the end of the calendar month preceding the date of death. The corporation may pay for such shares either in a lump sum within thirty (30) days following the date of death or in ten (10) equal monthly installments of principal commencing thirty (30) days after the date of death, with interest from the date of death on the unpaid balance of such installments at the rate of seven percent (7%) per annum, all of which interest shall be payable with the final installment of principal.

            (c) If the corporation elects not to buy any of the shares offered for sale to it by the selling stockholder or by his or her executor, administrator or personal representative, then the corporation shall notify in writing the offering stockholder or the executor, administrator or personal representative of a deceased stockholder and the other stockholders of the corporation of said election within thirty (30) days following the date said written notice is received by the corporation. The other stockholders shall thereupon have the option to buy such shares in proportion to their then current holdings of common stock of the corporation, and the selling stockholder will sell to any of the other stockholders who elect to buy any of such shares at the same price which the corporation would have been required to pay for the shares pursuant to subsections (a) and (b) of this Section 7.6. The stockholders may pay for their proportionate portion of the shares either in a lump sum within thirty (30) days after the date on which the corporation delivers the written notice to each stockholder or in ten (10) monthly installments of principal commencing thirty (30) days after the date of delivery of said written notice, with interest from the date of delivery of said written notice on the unpaid balance of such installments at the rate of seven percent (7%) per


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


annum, all of which interest is payable with the final installment of principal.

            (d) For purposes of this Section 7.6, the aggregate book value of the shares of common stock of the corporation shall be calculated as of the relevant date specified in subsections (a), (b) and (c) of this Section 7.6, as the case may be, as follows:

                  The remainder of the sum of the net book value of all assets
            (less treasury stock, if any) less the sum of (i) all determinable liabilities and (ii) the amount of any dividends paid or payable to stockholders of record on a date prior to said relevant date but not included in the liabilities or charged to the surplus account at said relevant date. The term "net book value" of an asset as used herein means the cost of the asset less any book reserve for the depreciation thereof maintained on the books of the corporation.

The book value of each outstanding share of common stock of the corporation shall for purposes of this Section 7.6 be calculated as of the relevant date specified in subsections (a), (b) and (c) of this Section 7.6, as the case may be, as follows:

                  The aggregate book value of the outstanding shares of common stock of the corporation as of said relevant date (computed according to the formula specified in the preceding paragraph of this subsection (d)) divided by the number of outstanding shares of common stock of the corporation (exclusive of treasury stock but inclusive of shares issued or declared as stock dividends payable to stockholders of record on a date prior to the said relevant date).

            (e) In the event of a difference of opinion between the corporation or the other stockholders, on the one hand, and the stockholder or his or her executor, administrator or personal representative, on the other hand, with respect to the determination of the book value of any of the stockholder's shares to be purchased pursuant to the provisions hereof, such book value shall be computed in accordance with the foregoing subsection of this Section 7.6 by an independent certified public accountant selected by the corporation; and such computation shall be final and binding upon the corporation and each of the stockholders and their executors, administrators or personal representatives. The fee of such accountant shall be borne equally by the parties unable to reach agreement hereunder.

            (f) Any shares purchased by the corporation pursuant to this Section
7.6 may be resold by the corporation upon such terms as the Board of Directors may determine, but all remaining stockholders shall be first entitled to participate in the purchase thereof in the proportion of their then current holdings of common stock of the corporation; and in the event that any of the stockholders shall fail or decline to exercise the right to purchase such shares as heretofore set forth, such shares shall then be offered to the remaining stockholders in proportion of their then current holdings of common stock of the corporation. In no case shall the corporation sell or otherwise dispose of (except by way of retirement) any of said shares until after the offer and refusal by the stockholders to purchase same.

                                  ARTICLE VIII
                                PREEMPTIVE RIGHTS

            The Articles of Incorporation shall control in reference to Preemptive Rights.

                                   ARTICLE IX
                                    AMENDMENT

            The Bylaws, and every part thereof, may from time to time and at any time, be amended, altered, repealed and new bylaws may be adopted by the affirmative vote of the stockholders who own a majority of the paid up capital stock of the corporation entitled to vote or by the written consent of such stockholders. Upon the affirmative vote of the stockholders who own two-thirds of the paid up capital stock entitled to vote, the stockholders may delegate to the Board of Directors the power to adopt, amend, alter or repeal any Bylaws. Any such power delegated to the Board of Directors shall be considered as revoked whenever a majority of the stockhold-ers shall so vote at a regular or special meeting of the stockholders.

                                    ARTICLE X
                                   DEFINITIONS

            The word "person" or any pronoun used in place thereof, where the context so requires or admits, shall include and mean individuals, firms, corporations, partnerships and associations. The singular shall include and mean the plural, or vice versa. Masculine, feminine and neuter genders shall include or interchange each of the other genders as the context shall imply.

            IN WITNESS WHEREOF, the undersigned being the sole stockholder of the corporation hereby adopts the foregoing bylaws this 19th day of January, 1989.

                                        KALAMA CHEMICAL, INC.


                                        By /s/ Ted W. Palmer
                                        --------------------------------
                                        Its Chairman
                                            ----------------------------


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
                            CERTIFICATE OF DIRECTORS

                         KNOW ALL MEN BY THESE PRESENTS:

            That we, the undersigned, being a majority of the directors of KFS CORPORATION, hereby certify that the foregoing constitutes a full, true and correct copy of the bylaws of said corporation, and that these bylaws were duly adopted by an affirmative vote of the stockholder(s) representing a majority of all of the subscribed stock in the corporation.

            IN WITNESS WHEREOF, we have set our hands this 19th day of January, 1989.


                                    /s/ Ted W. Palmer
                                    --------------------------------
                                    Ted W. Palmer


                                    /s/ L.C. Macomber
                                    --------------------------------
                                    L. C. Macomber


                                    /s/ William C. Williams
                                    --------------------------------
                                    William C. Williams

                            CERTIFICATE OF SECRETARY

            I certify that:

            1. I am the Secretary of KFS CORPORATION.

            2. The attached bylaws are the bylaws of the corporation adopted by affirmative vote of the stockholders representing a majority of all of the subscribed stock of the corporation at a meeting held on January 24, 1989.

            Dated: January 24, 1989.


                                    /s/ William C. Williams
                                    --------------------------------
                                    William C. Williams
                                    Secretary


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